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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in (i) Registration Statement No. 33-73900 of Roberds, Inc. on Form S-8, (ii) Registration Statement No. 33-81086 of Roberds, Inc. on Form S-8, (iii) Registration Statement No. 33-79182 of Roberds, Inc. on Form S-8, (iv) Registration Statement No. 33-97262, of Roberds, Inc. on Form S-8, (v) Registration Statement No. 333-19903 of Roberds, Inc. on Form S-8 (vi) Registration Statement No. 333-43977 of Roberds, Inc. on Form S-8 and
         (vii) Registration Statement No. 333-37829 of Roberds, Inc. on Form S-8 of our report dated February 26, 1999 on the Roberds, Inc. Employee Stock Purchase Plan appearing in this Amendment Number 1 to the Annual Report on Form 10-K of Roberds, Inc. for the year ended December 31, 1998, which expressed an unqualified opinion and includes an explanatory paragraph describing matters regarding Roberds, Inc., the Plan's sponsor.


         /s/ Deloitte & Touche LLP

         DELOITTE & TOUCHE LLP
         Dayton, Ohio
         March 19, 1999


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